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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Smithway Motor Xpress Corp:

We consent to the incorporation by reference in the Registration Statements (No.'s 333-10249, 333-10251, 333-21253, 333-81855, 333-97195, and 333-126026) on
Form S-8 of Smithway Motor Xpress Corp. of our report dated March 29, 2007 with respect to the consolidated balance sheets of Smithway Motor Xpress Corp. and subsidiaries as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of Smithway Motor Xpress Corp. Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," on January 1, 2006.


                                        /s/ KPMG LLP

Des Moines, Iowa
March 30, 2007